UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 11, 2013
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Entry Into or Amendment of Material Compensatory Plan, Contract or Arrangement
On October 11, 2013, Enterprise Financial Services Corp (the “Company”) entered into an amended and restated Executive Employment Agreement (the “New Agreement”) with Scott R. Goodman, President of Enterprise Bank & Trust, the Company's banking subsidiary. The New Agreement amends and restates Mr. Goodman's existing Executive Employment Agreement with the Company, dated effective as of January 1, 2005.
Under the New Agreement, Mr. Goodman will continue to serve as President of Enterprise Bank & Trust. The New Agreement leaves Mr. Goodman's base salary unchanged at $275,457, subject to future increases by the Company. Mr. Goodman will also continue to be eligible for short term and long term incentive compensation, consistent with the Company's policies for executives at similar levels.
Further, the New Agreement provides that if Mr. Goodman's employment is terminated by the Company without “cause” (as defined in the New Agreement) or Mr. Goodman experiences a “Constructive Termination,” as defined in the New Agreement, Mr. Goodman will be entitled to severance pay equal to one year's salary, plus the target amount of his annual cash bonus opportunity for the year in which such termination occurs. Such amount will be paid in a lump sum following such termination, subject to Mr. Goodman's execution and delivery of an acceptable release of claims.
If Mr. Goodman's employment is terminated by the Company without cause or Mr. Goodman experiences a Constructive Termination (i) within three (3) months prior to and in contemplation of a Change in Control (as defined in the New Agreement) or (ii) one year following a Change in Control, Mr. Goodman will be entitled to severance pay equal to two year's base salary, plus two times the target amount of his annual cash bonus opportunity for the year in which such termination occurs. Such amount will be paid in a lump sum following such termination, subject to Mr. Goodman's execution and delivery of an acceptable release of claims.
If Mr. Goodman's employment is terminated for any other reason, he will receive his unpaid salary and bonus compensation to the extent earned and payable and accrued benefits through the date of termination, but will not be entitled to any severance compensation.
Mr. Goodman will be subject to ongoing confidentiality obligations with respect to the Company's confidential information and will be subject to non-competition and non-solicitation covenants for a period of one year following termination of his employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	October 18, 2013	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller